Exhibit 10.9

DATED	February 19, 2016

(1) Central European Media Enterprises N.V.

(2) CME Media Enterprises B.V.

(3) Time Warner Inc.

AMENDED AND RESTATED GUARANTEE relating to the Amended and Restated Reimbursement Agreement

THIS AMENDED AND RESTATED GUARANTEE (this “Guarantee”) is made on February 19, 2016 (the “Effective Date”)
BETWEEN:

(1)	CENTRAL EUROPEAN MEDIA ENTERPRISES N.V. a company incorporated under the laws of the former Netherlands Antilles and existing under the laws of Curaçao ("CME NV");

(2)
CME MEDIA ENTERPRISES B.V. a private limited liability company incorporated and existing under the laws of the Netherlands ("CME BV", and together with CME NV and any other entity that becomes a guarantor hereunder pursuant to clause 24 hereof, collectively, the "Subsidiary Guarantors" and each, a "Subsidiary Guarantor") as guarantors; and

(3)	TIME WARNER INC. as guarantor and as agent under the Reimbursement Agreement (as defined below) (the "CME Credit Guarantor").
Reference is hereby made to that certain Reimbursement Agreement, dated as of 14 November 2014, as amended and restated as of February 19, 2016 (as further restated, amended, modified, supplemented and in effect, the "Reimbursement Agreement"), among Central European Media Enterprises Ltd. ("CME Ltd"), CME BV and the CME Credit Guarantor. Capitalised terms used in this Guarantee and not otherwise defined herein have the meanings specified in the Reimbursement Agreement.
The Subsidiary Guarantors have entered into that certain Guarantee on November 14, 2014 in favour of CME Credit Guarantor (the “Original Guarantee”) whereby the Subsidiary Guarantors agreed to guarantee the Guarantee Reimbursement Amount, the Guarantee Fee and the Commitment Fee (each as defined in the Reimbursement Agreement) due to the CME Credit Guarantor, subject to the terms and conditions set forth in the Reimbursement Agreement. Each Subsidiary Guarantor is an Affiliate of CME Ltd and will derive substantial benefits from the refinancing documents described in the Reimbursement Agreement. In connection with the Reimbursement Agreement, each Subsidiary Guarantor is willing to execute and deliver this Guarantee in order to induce the CME Credit Guarantor to provide the various guarantees in favour of the lenders described in the Reimbursement Agreement. Accordingly, for value received, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	GUARANTEE
Each of the Subsidiary Guarantors hereby fully, unconditionally, irrevocably, and jointly and severally guarantees on a senior basis, as primary obligor and not merely as surety, the full and punctual payment of principal of, or interest on or in respect of (a) the Guarantee Reimbursement Amount, the Guarantee Fee and the Commitment Fee when due, under the Reimbursement Agreement (whether such obligation is due by CME Ltd or any Subsidiary of CME Ltd or with respect to any future obligation due by CME Ltd or any Subsidiary of CME Ltd as a result of any restatement, amendment, modification, or supplement to the Reimbursement Agreement) and the full and punctual payment of all expenses and indemnification payments owed by CME Ltd or any Subsidiary of CME Ltd in respect of its obligations under the Reimbursement Agreement, (b) from and after the corresponding Purchase Date, the 2014 Third Party Loans, the 2015 Third Party Loans, and the 2016 Third Party Loans when due, whether at stated maturity, by acceleration or otherwise, under the 2014 Third Party Credit Agreement, the 2015 Third Party Credit Agreement and the 2016 Third Party Credit Agreement, as applicable, and the full and punctual payment of all unpaid fees, principal, interest, costs, indemnification payments, expenses or other obligations, owed by CME Ltd or any Subsidiary of CME Ltd in respect of the 2014 Third Party Loans, the 2015 Third Party Loans, and the 2016 Third Party Loans, as applicable, and (c) with respect to any loans (“Additional Guaranteed Loans”) under any additional third party credit facility (an “Additional Guaranteed Credit Facility”) of CME Ltd or any Subsidiary of CME Ltd is guaranteed by CME Credit Guarantor and pursuant to which where CME Credit Guarantor has a purchase option with respect to such Additional Guaranteed Loans under any such Additional Guaranteed Credit Facility that is substantially similar to the purchase option granted to CME Credit Guarantor under Section 2.18(c) of each of 2014 Third Party Credit Agreement, the 2015 Third Party Credit Agreement and the 2016 Third Party Credit Agreement, as applicable, from and after the applicable Purchase Date, such Additional Guaranteed Loans when due, whether at stated maturity, by acceleration or otherwise, under any Additional Guaranteed Credit Facility, as applicable, and the full and punctual payment of all unpaid fees, principal, interest, costs, indemnification payments, expenses or other obligations, owed by CME Ltd or any Subsidiary of CME Ltd in respect of such Additional Guaranteed Loans, as applicable (such obligations in clause (a), (b) and (c) to be calculated without duplication, the "Guaranteed Obligations"). The Guaranteed Obligations shall include, in addition to the amount stated above, any and all costs and expenses (including counsel fees and expenses) incurred by the CME Credit Guarantor in enforcing any rights under this Guarantee.
The guarantee hereunder is a guarantee of payment. If there occurs an Event of Default in the payment of principal or interest, if any, or any other payment obligations in respect of the amounts due under the Reimbursement Agreement, legal proceedings may be instituted directly against one or all of the Subsidiary Guarantors without first proceeding against CME Ltd.

2.	LIMITATION ON LIABILITY
The obligations of each Subsidiary Guarantor hereunder will be limited to the maximum that will result in the obligations of such Subsidiary Guarantor not constituting a fraudulent conveyance or a violation of fraudulent restrictions under applicable insolvency and other laws.

3.	NO SUBROGATION
Notwithstanding any payment or payments made by a Subsidiary Guarantor hereunder, no Subsidiary Guarantor shall be entitled to be subrogated to any of the rights of the CME Credit Guarantor against CME Ltd or any guarantee or right of offset held by the CME Credit Guarantor for the payment of amounts owed by CME Ltd and the Subsidiary Guarantors in respect of the Guaranteed Obligations, nor shall any Subsidiary Guarantor seek or be entitled to seek any contribution or reimbursement from CME Ltd in respect of payments made by such Subsidiary Guarantor hereunder, in each case until all Guaranteed Obligations (other than Unmatured Surviving Obligations) are paid in full. If any amount shall be paid to any Subsidiary Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations (other than Unmatured Surviving Obligations) shall not have been paid in full, such amount shall be held by the Subsidiary Guarantor for and on behalf of, and to the extent possible under applicable law in trust for, the CME Credit Guarantor, segregated from other funds of the Subsidiary Guarantor and shall, forthwith upon receipt by the Subsidiary Guarantor, be turned over to the CME Credit Guarantor in the exact form received by the Subsidiary Guarantor (duly endorsed by the Subsidiary Guarantor to the CME Credit Guarantor, if required), to be applied against the Guaranteed Obligations. "Unmatured Surviving Obligations" of any Subsidiary Guarantor means any Guaranteed Obligations that by their terms survive the termination of the Reimbursement Agreement but are not, as of the date of payment of all other Guaranteed Obligations, due and payable and for which no outstanding claim has been made. Notwithstanding anything to the contrary herein, payments of principal and interest are not Unmatured Surviving Obligations.

4.	RELEASE AND DISCHARGE

(a)
This Guarantee will be automatically and unconditionally released without further action on the part of the CME Credit Guarantor (and thereupon shall terminate and be discharged and be of no further force and effect) upon full and final payment and performance of all Guaranteed Obligations (other than Unmatured Surviving Obligations).

(b)
So long as no Event of Default has occurred and is continuing, the guarantee of any Subsidiary Guarantor (together with any rights of contribution, subrogation or other similar rights against the Subsidiary Guarantor) will be automatically and unconditionally released without further action on the part of the CME Credit Guarantor (and thereupon shall terminate and be discharged and be of no further force and effect) so long as:

(i)
the Subsidiary Guarantor is disposed of (whether by amalgamation, merger, demerger, split‑up or consolidation, the sale, transfer or other disposal of all its Capital Stock or the sale, transfer or other disposal of all or substantially all of its assets (other than by a lease)) to an entity other than CME Ltd or any Subsidiary of CME Ltd in compliance with the terms of the Reimbursement Agreement;

(ii)	such Subsidiary Guarantor is simultaneously and unconditionally released from its obligations in respect of all other Indebtedness of CME Ltd or any other Subsidiary of CME Ltd; and

(iii)	the proceeds from such sale, transfer or other disposition are used for the purposes permitted or required by the Reimbursement Agreement.

5.	TERMINATION; REINSTATEMENT
Except for any release of a Subsidiary Guarantor pursuant to clause 4 of this Guarantee, this Guarantee is a continuing, absolute and irrevocable guarantee of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until all Guaranteed Obligations and any other amounts payable under this Guarantee are indefeasibly paid in full in cash (other than Unmatured Surviving Obligations). This Guarantee shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of CME Ltd or a Subsidiary Guarantor is made, or the CME Credit Guarantor exercises its right of setoff, in respect of the Guaranteed Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the CME Credit Guarantor in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Bankruptcy Law or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the CME Credit Guarantor is in possession of or has released this Guarantee and regardless of any prior revocation, rescission, termination or reduction. The obligations of each Subsidiary Guarantor under this clause shall survive termination of this Guarantee.

6.	NO SETOFF OR DEDUCTIONS; TAXES; PAYMENTS
CME BV represents and warrants that it is incorporated and existing under the laws of the Netherlands, and CME NV represents and warrants it is incorporated under the laws of the former Netherlands Antilles and existing under the laws of Curaçao. Each Subsidiary Guarantor shall make all payments hereunder without setoff or counterclaim and subject to, and in accordance with, clause 2.02 of the Reimbursement Agreement, free and clear of and without deduction for any Taxes. The obligations of each Subsidiary Guarantor under this clause shall survive the payment in full of the Guaranteed Obligations and termination of this Guarantee. All payments under this Guarantee shall be made in accordance with clause 2.04 of the Reimbursement Agreement. The obligations hereunder shall not be affected by any acts of any legislative body or governmental authority affecting CME Ltd, including, but not limited to, any restrictions on the conversion of currency or repatriation or control of funds or any total or partial expropriation of CME Ltd 's property, or by economic, political, regulatory or other events in the countries where CME Ltd is located.

7.	RIGHTS OF CME CREDIT GUARANTOR
Subject to the terms of the Reimbursement Agreement, each Subsidiary Guarantor consents and agrees that the CME Credit Guarantor may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof:

(a)	amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Guaranteed Obligations or any part thereof; and

(b)	release or substitute one or more of any endorsers or other guarantors of any of the Guaranteed Obligations.
Without limiting the generality of the foregoing, each Subsidiary Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of such Subsidiary Guarantor under this Guarantee or which, but for this provision, might operate as a discharge of such Subsidiary Guarantor.

8.	CERTAIN WAIVERS
Each Subsidiary Guarantor waives:

(a)
any defence arising by reason of any disability or other defence of CME Ltd or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of the CME Credit Guarantor) of the liability of CME Ltd;

(b)	any defence based on any claim that such Subsidiary Guarantor's obligations exceed or are more burdensome than those of CME Ltd;

(c)	the benefit of any statute of limitations affecting such Subsidiary Guarantor's liability hereunder;

(d)	any right to require the CME Credit Guarantor to proceed against CME Ltd or pursue any other remedy in the CME Credit Guarantor's power whatsoever; and

(e)	to the fullest extent permitted by law, any and all other defences or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties.
Each Subsidiary Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of non‑payment or non‑performance, protests, notices of protest, notices of dishonour and all other notices or demands of any kind or nature whatsoever with respect to the Guaranteed Obligations, and all notices of acceptance of this Guarantee or of the existence, creation or incurrence of new or additional Guaranteed Obligations; subject, however, to such Subsidiary Guarantor's right to make inquiry to the CME Credit Guarantor to ascertain the amount of the Guaranteed Obligations at any reasonable time.

9.	OBLIGATIONS INDEPENDENT
The obligations of each Subsidiary Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Guaranteed Obligations and the obligations of any other guarantor, and a separate action may be brought against such Subsidiary Guarantor to enforce this Guarantee whether or not CME Ltd or any other person or entity is joined as a party.

10.	SUBORDINATION
Each Subsidiary Guarantor hereby subordinates the payment of all obligations and indebtedness of CME Ltd owing to such Subsidiary Guarantor, whether now existing or hereafter arising, including, but not limited to, any obligation of CME Ltd to such Subsidiary Guarantor as subrogee of the CME Credit Guarantor resulting from such Subsidiary Guarantor's performance under this Guarantee, to the indefeasible payment in full in cash of all Guaranteed Obligations (other than Unmatured Surviving Obligations). Notwithstanding anything to the contrary set forth herein and to the extent permitted under the Reimbursement Agreement, CME Ltd may make any payment to such Subsidiary Guarantor in respect of such obligations and indebtedness. If the CME Credit Guarantor so requests at any time following the occurrence and during the continuance of any Event of Default, any such obligation or indebtedness of CME Ltd to such Subsidiary Guarantor shall be enforced and performance received by such Subsidiary Guarantor for and on behalf of, and to the extent possible under applicable law as trustee for, the CME Credit Guarantor and the proceeds thereof shall be paid over to the CME Credit Guarantor, on account of the Guaranteed Obligations, but without reducing or affecting in any manner the liability of such Subsidiary Guarantor under this Guarantee.

11.	STAY OF ACCELERATION
In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed, in connection with any case commenced by or against any Subsidiary Guarantor or CME Ltd under any bankruptcy law, or otherwise, all such amounts shall nonetheless be payable by the Subsidiary Guarantors immediately upon written demand by the CME Credit Guarantor.

12.	EXPENSES
Each Subsidiary Guarantor shall pay all reasonable invoiced out-of-pocket expenses of the CME Credit Guarantor in accordance with clause 7.03 of the Reimbursement Agreement. The obligations of each Subsidiary Guarantor under this clause shall survive the payment in full of the Guaranteed Obligations and termination of this Guarantee.

13.	MISCELLANEOUS
Subject to the terms of the Reimbursement Agreement and clause 24 of this Guarantee, no provision of this Guarantee may be waived, amended, supplemented or modified, except by a written instrument executed by the CME Credit Guarantor and each Subsidiary Guarantor. No failure by the CME Credit Guarantor to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity. The unenforceability or invalidity of any provision of this Guarantee shall not affect the enforceability or validity of any other provision herein. Unless otherwise agreed by the CME Credit Guarantor and each Subsidiary Guarantor in writing and except as otherwise stated in clause 27 of this Guarantee, this Guarantee is not intended to supersede or otherwise affect any other guarantee now or hereafter given by any Subsidiary Guarantor for the benefit of the CME Credit Guarantor or any term or provision thereof. The CME Credit Guarantor and CME Ltd may agree to changes to this Guarantee with respect to foreign guarantors as may be required by local law.

14.	CONDITION OF CME LTD
Each Subsidiary Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from CME Ltd and any other guarantor such information concerning the financial condition, business and operations of CME Ltd and any such other guarantor as such Subsidiary Guarantor requires, and that the CME Credit Guarantor has no duty, and such Subsidiary Guarantor is not relying on the CME Credit Guarantor at any time, to disclose to such Subsidiary Guarantor any information relating to the business, operations or financial condition of CME Ltd or any other guarantor (each Subsidiary Guarantor waiving any duty on the part of the CME Credit Guarantor to disclose such information and any defence relating to the failure to provide the same).

15.	REPRESENTATIONS AND WARRANTIES
Each Subsidiary Guarantor represents and warrants, as of the date hereof and on the Borrowing Effective Date, that:

(a)	it:
(i)

(A)	is validly existing and (if applicable) in good standing under the laws of the jurisdiction of its organisation;

(B)	has all requisite power and authority to carry on its business as now conducted; and

(C)
is qualified to do business in, and (if applicable) is in good standing in, every jurisdiction where such qualification is required, except in the case of (B) and (C) to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and

(ii)	this Guarantee is within its powers and has been duly authorised by all necessary corporate and, if required, shareholder action;

(b)	this Guarantee has been duly executed and delivered by it and constitutes a legal, valid and binding obligation of it, enforceable against it in accordance with its terms, subject to:

(i)	the effects of bankruptcy, insolvency, moratorium, reorganisation, fraudulent conveyance or other similar laws affecting creditors' rights generally;

(ii)	general principles of equity; and

(iii)	implied covenants of good faith and fair dealing;

(c)
no authorisation or approval or other action by, and no notice to or filing with, any Governmental Authority or any other third party is required for the due execution, delivery and performance by it of this Guarantee, or the consummation of the transactions contemplated hereby, except such as have been obtained or made and are in full force and effect;

(d)	the execution, delivery and performance by it of this Guarantee and the consummation of the transactions contemplated hereby:

(i)	do not contravene:

(A)	any law applicable to it, in any material respect; or

(B)	its organisational documents; and

(ii)
will not violate or result in a default or require any consent or approval under any material indenture, agreement or other instrument binding upon it or its property, or give rise to a right thereunder to require any payment to be made by it;

(e)	it is, and immediately after giving effect to this Guarantee and all the transactions contemplated hereby will be, Solvent;

(f)
its payment obligations under this Guarantee rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally; and

(g)
under the law of its jurisdiction of incorporation, it is not necessary that this Guarantee be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to this Guarantee or the transactions contemplated hereby (other than any such stamp, registration or similar tax that has been paid as of the date of this Guarantee or any nominal stamp, registration or similar tax pursuant to Curaçao law).

16.	INDEMNIFICATION AND SURVIVAL
Without limitation on any other obligations of each Subsidiary Guarantor or remedies of the CME Credit Guarantor under this Guarantee, each Subsidiary Guarantor shall, in accordance with clause 7.03 of the Reimbursement Agreement (as if such Subsidiary Guarantor were the indemnifying party under the Reimbursement Agreement) and to the fullest extent permitted by law, indemnify, defend and save and hold harmless the CME Credit Guarantor from and against, and shall pay on demand, any and all damages, losses, liabilities and expenses (including reasonable and documented out‑of‑pocket attorneys' fees and expenses) that may be suffered or incurred by the CME Credit Guarantor in connection with or as a result of any failure of any Guaranteed Obligations to be the legal, valid and binding obligations of CME Ltd enforceable against CME Ltd in accordance with their terms. The obligations of each Subsidiary Guarantor under this clause shall survive the payment in full of the Guaranteed Obligations and termination of this Guarantee.

17.	GOVERNING LAW
This Guarantee shall be construed in accordance with and governed by the Law of the State of New York.

18.	ASSIGNMENT
Subject to the terms of the Reimbursement Agreement, this Guarantee shall:

(a)
bind each Subsidiary Guarantor and its successors and assigns, provided that no Subsidiary Guarantor may assign its rights or obligations under this Guarantee without the prior written consent of the CME Credit Guarantor (and any attempted assignment without such consent shall be void); and

(b)
enure to the benefit of the CME Credit Guarantor, and its respective successors and permitted assigns and the CME Credit Guarantor may, without notice to any Subsidiary Guarantor and without affecting any Subsidiary Guarantor's obligations hereunder, assign, sell or grant participations in the Guaranteed Obligations and this Guarantee, in whole or in part, in each case, to the extent permitted under the Reimbursement Agreement.

19.	JURISDICTION
Each Subsidiary Guarantor hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guarantee, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. To the extent that any Subsidiary Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, such Subsidiary Guarantor hereby irrevocably waives such immunity in respect of its obligations under this Guarantee. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guarantee shall affect any right that the CME Credit Guarantor may otherwise have to bring any action or proceeding relating to this Guarantee against CME Ltd or any Subsidiary Guarantor or any of their respective properties in the courts of any jurisdiction to enforce a judgment obtained in accordance with this clause.

Each Subsidiary Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guarantee in any court referred to in the preceding paragraph. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defence of an inconvenient forum to the maintenance of such action or proceeding in any such court.

20.	NOTICE; SERVICE OF PROCESS
All notices and other communications to any Subsidiary Guarantor under this Guarantee shall be in accordance with the Reimbursement Agreement.

21.	WAIVER OF JURY TRIAL
Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Guarantee or the transactions contemplated hereby (whether based on contract, tort or any other theory). Each party hereto:

(a)
certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver; and

(b)	acknowledges that it and the other parties hereto have been induced to enter into this Guarantee by, among other things, the mutual waivers and certifications in this clause.

22.	JUDGMENT CURRENCY

(a)
The Subsidiary Guarantors' obligations hereunder to make payments in Dollars (pursuant to such obligation, the "Obligation Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the CME Credit Guarantor of the full amount of the Obligation Currency expressed to be payable to the CME Credit Guarantor under this Guarantee. If, for the purpose of obtaining or enforcing judgment against any Subsidiary Guarantor in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in the Obligation Currency, the conversion shall be made at the rate of exchange (as quoted by the CME Credit Guarantor or if the CME Credit Guarantor does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the CME Credit Guarantor) determined, in each case, as of the Business Day immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the "Judgment Currency Conversion Date");

(b)
if there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Subsidiary Guarantors covenant and agree to pay, or cause to be paid, either:

(i)
such additional amounts, if any (but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date; or

(ii)
such amount, in the Obligation Currency, equal to the amount of the applicable judgment denominated in the Judgment Currency, converted to the Obligation Currency in accordance with the Judgment Currency Conversion Date; and

(c)	for purposes of determining the rate of exchange for this clause, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

23.	CONCERNING JOINT AND SEVERAL LIABILITY OF THE SUBSIDIARY GUARANTORS
Subject to any limitations set forth in clause 2 herein, each Subsidiary Guarantor accepts joint and several liability for the Guaranteed Obligations hereunder in consideration of the financial accommodations to be provided by the CME Credit Guarantor under the Reimbursement Agreement, for the mutual benefit, directly and indirectly, of each Subsidiary Guarantor and in consideration of the undertakings of each other Subsidiary Guarantor to accept joint and several liability for the Guaranteed Obligations.
Each Subsidiary Guarantor, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co‑debtor, joint and several liability with the other Subsidiary Guarantors with respect to the payment of all of the Guaranteed Obligations without preferences or distinction among them.
The obligations of each Subsidiary Guarantor under the provisions of this Guarantee constitute full recourse obligations of each Subsidiary Guarantor enforceable against such Subsidiary Guarantor to the full extent of its properties and assets, irrespective of the validity, regularity, genuineness or enforceability of the Reimbursement Agreement or any other circumstance whatsoever.

24.	ADDITIONAL SUBSIDIARY GUARANTORS
Each Subsidiary of CME Ltd that becomes a Subsidiary Guarantor pursuant to the Reimbursement Agreement shall become a Subsidiary Guarantor for all purposes of this Guarantee upon execution and delivery by such Subsidiary of a duly executed instrument of accession in the form attached as the schedule hereto.

25.	COMPLIANCE WITH REIMBURSEMENT AGREEMENT
Each Subsidiary Guarantor agrees to comply with all obligations applicable to it under the Reimbursement Agreement.

26.	PARALLEL DEBT

(a)
For the purpose of this clause 26, "Corresponding Debt" means any amount which any Subsidiary Guarantor owes under or in connection with under this Guarantee, other than the Parallel Debt, and "Parallel Debt" means any amount which a Subsidiary Guarantor owes to the CME Credit Guarantor under this clause 26. Each Subsidiary Guarantor irrevocably and unconditionally undertakes to pay to the CME Credit Guarantor amounts equal to, and in the currency or currencies of, its Corresponding Debt. The Parallel Debt of each Subsidiary Guarantor:

(i)	shall become due and payable at the same time as its Corresponding Debt; and

(ii)	is independent and separate from, and without prejudice to, its Corresponding Debt.

(b)	For the purposes of this clause 26, the CME Credit Guarantor:

(i)	is the independent and separate creditor of each Parallel Debt;

(ii)
acts in its own name and not as agent, representative or trustee of the Lenders and its claims in respect of each Parallel Debt and any security in connection with such claims shall not be held on trust; and

(iii)
shall have the independent and separate right to demand payment of each Parallel Debt in its own name (including, without limitation, through any suit, execution, enforcement of security, recovery of guarantees and applications for and voting in any kind of insolvency proceeding).

(c)
The Parallel Debt of a Subsidiary Guarantor shall be (A) decreased to the extent that its Corresponding Debt has been irrevocably and unconditionally paid or discharged and (B) increased to the extent to that its Corresponding Debt has increased, and its Corresponding Debt shall be (x) decreased to the extent that its Parallel Debt has been irrevocably and unconditionally paid or discharged, and (y) increased to the extent that its Parallel Debt has increased, in each case provided that the Parallel Debt of a Subsidiary Guarantor shall never exceed its Corresponding Debt.

27.	EFFECTIVE DATE; RESTATEMENT OF ORIGINAL GUARANTEE
This Guarantee is not intended to constitute, nor does it constitute, an interruption, suspension of continuity, satisfaction, discharge of prior duties, novation, or termination of the liens, security interests, guarantees, indebtedness, loans, liabilities, expenses, or obligations under the Original Guarantee, or the collateral therefor.  Each of the Subsidiary Guarantors affirms its duties and obligations under the terms of the Original Guarantee, and agrees that its guarantee under the Original Guarantee, remains in full force and effect and is hereby ratified, reaffirmed and confirmed.  This Guarantee amends and restates the Original Guaranty in its entirety and any obligation thereunder shall be deemed to be outstanding under this Guarantee.  If there is a conflict between the Original Guarantee and this Guarantee, this Guarantee shall govern on and after the Effective Date.  Upon the Effective Date, each reference in the Reimbursement Documents to the Original Guarantee in any other document, instrument or agreement executed and/or delivered in connection therewith shall mean and be a reference to this Guarantee.  Each Subsidiary Guarantor acknowledges and agrees that (i) the Original Guarantee has continued to guarantee the Obligations from November 14, 2014 through and including such date that all obligations thereunder are deemed to be outstanding under this Guarantee; (ii) all representations and warranties in the Original Guarantee are true, correct and complete as of the Effective Date and on each date required to be true, correct and complete thereunder and (iii) this Guarantee is entitled to all rights and benefits originally pertaining to the Original Guarantee.
[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Guarantee as of the day and year first above written.

CENTRAL EUROPEAN MEDIA ENTERPRISES N.V.
By:    /s/ Daniel Penn
Name:    Daniel Penn
Title:    Managing Director
Address:    Schottegatweg Oost 44 Curacao

CME MEDIA ENTERPRISES B.V.

By:	/s/Alphons van Spaendonck	By:	/s/ Pan-Invest B.V.
Name:	Alphons van Spaendonck	Name:	Pan-Invest B.V., represented by G. van den Berg
Title:	Managing Director	Title:	Managing Director
Address:	Piet Heinkade 55, Unit G-J	Address:	Piet Heinkade 55, Unit G-J
	1019 GM Amsterdam		1019 GM Amsterdam

[Amended and Restated Subsidiary Guarantee - Signature Page]

TIME WARNER INC.

By: /s/ Edward B. Ruggiero
Name: Edward B. Ruggiero
Title: Senior Vice President & Treasurer

[Amended and Restated Subsidiary Guarantee - Signature Page]

FORM OF GUARANTEE JOINDER AGREEMENT
THIS AGREEMENT is made on

To:	Time Warner Inc. (as CME Credit Guarantor and agent under the Reimbursement Agreement referenced below):
Reference is hereby made to the Guarantee, dated as of November 14, 2014, as amended and restated by that certain Amended and Restated Guarantee, dated as of February 19, 2016, by and among the Subsidiary Guarantors party thereto (and as defined therein), any other Subsidiary Guarantors that became a Subsidiary Guarantor thereunder pursuant to a duly executed instrument of accession in the form of the schedule attached thereto and TIME WARNER INC., as CME Credit Guarantor and agent (as further restated, amended, modified, supplemented and in effect, the "Guarantee"), delivered pursuant to that certain Reimbursement Agreement, dated as of November 14, 2014, as amended and restated as of February 19, 2016, among CENTRAL EUROPEAN MEDIA ENTERPRISES LTD. ("CME Ltd"), CME MEDIA ENTERPRISES B.V., and TIME WARNER INC., as CME Credit Guarantor and agent (as further restated, amended, modified, supplemented and in effect, the "Reimbursement Agreement"). Capitalised terms used herein and not otherwise defined herein have the meanings specified in the Reimbursement Agreement, as applicable.
The undersigned acknowledges, and represents and warrants, the following:

1.	the undersigned is a [corporation incorporated] [a general/limited partnership formed] [an entity constituted] on or prior to the date hereof;

2.	the financial success of the undersigned is expected to depend in whole or in part upon the financial success of CME Ltd;

3.	the undersigned will receive substantial direct and indirect benefits from CME Ltd’s entry into certain refinancing documents described in the Reimbursement Agreement; and

4.	the undersigned wishes to become party to the Guarantee and to guarantee the full and prompt payment of the Guaranteed Obligations.
In consideration of the foregoing, and for other valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned by its execution of this Guarantee Joinder Agreement hereby joins the Guarantee and becomes a Subsidiary Guarantor party thereto for all purposes thereof. The undersigned further covenants and agrees that by its execution hereof it makes each of the representations and warranties made by a Subsidiary Guarantor thereunder and it shall be bound by and shall comply with all terms and conditions of the Guarantee and that it is jointly and severally liable with all of the Subsidiary Guarantors for the payment of all the Guaranteed Obligations.
Very truly yours
[NAME]

By:____________________________

Name: _________________________

Title:__________________________